AMENDED AND RESTATED

                                 B Y E - L A W S

                                       of

                           RENAISSANCERE HOLDINGS LTD.

                                 INTERPRETATION



1.    Interpretation

      (a) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

            (i) "Act" means the Companies Act 1981 as amended from time to time;

            (ii) "Affiliate" means any person or entity, directly or indirectly, controlling, controlled by or under common control with any such person or entity.

            (iii) "Alternate Director" means an alternate Director;

            (iv)  "Auditor" includes any individual or partnership;

            (v) "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

            (vi) "Common Shares" means the common shares of the Company par value US $1.00 per share;

            (vii) "Company" means the company for which these Bye-laws are approved and confirmed;

            (viii) "Director" means a director of the Company and shall, include an Alternate Director;

            (ix) "General Meeting" means any annual or special general meeting of the Members;

            (x) "Member" means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

            (xi) "notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

            (xii) "Person" means an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

            (xiii) "Officer" means any person appointed by the Board to hold an office in the Company;

            (xiv) "Register of Directors and Officers" means the Register of
                  Directors and Officers referred to in Bye-law 28;

            (xv) "Register of Members" means the Register of Members referred to in Bye-law 58; and

            (xvi) "Secretary" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary.

            (b)   In these Bye-laws, where not inconsistent with the context:

            (i) words denoting the plural number include the singular number and vice versa;

            (ii) words denoting a particular gender shall include all and any genders;

            (iii) words importing persons include companies, associations or bodies of persons whether corporate or not;

            (iv)  the word:-

                  (A)   "may" shall be construed as permissive;

                  (B)   "shall" shall be construed as imperative; and

            (v) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

      (c) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

      (d) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                               BOARD OF DIRECTORS

2.    Board of Directors

      (a) The business of the Company shall be managed and conducted by the Board.

3.    Management of the Company

      (a) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in General Meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such regulations as may be prescribed by the Company in General Meeting.

      (b) No regulation or alteration to these Bye-laws made by the Company in General Meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

      (c) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

4.    Power to appoint managing director or chief executive officer

      The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.    Power to appoint manager

      The Board may appoint a person to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.    Power to authorize specific actions

               The Board may from time to time and at any time authorize any Director or Officer to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

7.    Power to appoint attorney

      The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorized under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

8.    Power to delegate to a committee

      (a) The Board shall appoint an Executive Committee of the Board which shall have the power of the Board between meetings of the Board. The Executive Committee shall consist of at least two and not more than four Directors. The Executive Committee shall have the authority to oversee the general business and affairs of the Company along with whatever additional authority the Board may grant as necessary for the management of the Company.

      (b) The Board may delegate any of its powers, authorities and discretion to such other committees as it deems appropriate, each such committee to consist of no fewer than two persons (including persons who are not Directors). Any committee so formed shall, in the exercise of the powers, authorities and discretion so delegated, conform to any regulations which may be imposed upon it by the Board.

9.    Power to appoint and dismiss employees

      The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.   Power to borrow and charge property

      The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11.   Power to purchase shares of the Company

      Subject to the provisions of Section 42A of the Act, the Board may exercise all the powers of the Company to purchase all or any part of its own shares.

12.   Election of Directors

      (a) The business of the Company shall be managed and conducted by a Board of Directors consisting of eleven Directors who shall be elected or appointed at the annual general meetings of the Company; provided, however, that a majority of the Board may determine, in its discretion, to expand the size of the Board to twelve directors. At the annual general meeting when this Bye-law becomes effective, the persons nominated to be elected or appointed as Directors shall be divided into three classes of approximately equal size, designated Class I, Class II and Class III, each consisting initially of such Directors as the Board shall determine; the term of office of those Directors in Class I to expire at the annual general meeting next following such meeting, the term of office of those Directors in Class II to expire at the second annual general meeting following such meeting, and the term of office of those Directors in Class III to expire at the third annual general meeting following such meeting. At each annual general meeting held after such classification and election, Directors shall be elected or appointed for a full three-year term, as the case may be, to succeed those whose terms expire at such meeting. Each Director shall hold office for the term for which he is elected and until his successor is appointed. The shareholders may, at any general meeting, authorize the Board to fill any vacancy on the Board unfilled at a general meeting.

      (b) The only persons who shall be eligible for appointment or election as a Director in accordance with Bye-law 12(a) at any general meeting of the Company shall be persons either (i) for whom a written notice of nomination signed by not less than twenty Members holding in the aggregate not less than 10% of the outstanding paid up share capital of the Company at that time has been delivered to the registered office of the Company for the attention of the Secretary not less than sixty days prior to the scheduled date of such general meeting or any adjournment thereof, or (ii) who have been approved for such purpose by the Board and identified in the Notice of such general meeting or by way of note or other document sent to the Members not less than five days prior to the scheduled date of such general meeting. A shareholder's notice pursuant to (i) above shall set forth (x) as to each person whom the shareholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (the "Proxy Filings"); and (y) as to the shareholder giving the notice: (i) the name and record address of such shareholder; (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder; (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person (including his name and address) pursuant to which the nomination(s) are to be made by such shareholder; (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such shareholder that would be required to be disclosed in a Proxy Filing. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

13.   Defects in appointment of Directors

      All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.   Alternate Directors

      (a) Any General Meeting of the Company may elect a person or persons to act as a Director in the alternative to any one or more of the Directors of the Company or may authorize the Board to appoint such Alternate Directors. Any person so appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

      (b) An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

      (c) An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

15.   Removal of Directors

      (a) The Members shall not be entitled to remove a Director other than for cause.

      (b) Subject to subparagraph (a) of this Bye-law, the Members may, at any special general meeting convened and held in accordance with these Bye-laws, upon the affirmative vote of the holders of not less than 66-2/3% of the voting rights attached to all issued and outstanding capital shares of the Company, remove a Director for cause provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 60 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

      (c) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (b) of this Bye-law may be filled by the Members at the meeting at which such Director is removed. A Director so appointed shall hold office until the expiration of the term of the Director so removed or until such new Director's successor is elected or appointed or such new Director's office is otherwise vacated and, in the absence of such election or appointment, the Members may authorize the Board to fill any vacancy.

16.   Vacancies on the Board

      (a) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed. A Director so appointed shall hold office until the annual general meeting at which such Director's predecessor's term would have expired or until such Director's successor is elected or appointed or such Director's office is otherwise vacated.

      (b) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a General Meeting of the Company or (ii) preserving the assets of the Company.

      (c) The office of Director shall be vacated if the Director:

            (i)   is prohibited from being a Director by law;

                  (ii) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

                  (iii) is or becomes of unsound mind or dies;

                  (iv) resigns her or his office by notice in writing to the Company.

17.   Notice of meetings of the Board

      (a) A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

      (b) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, cable, telex, board, facsimile or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose.

18.   Quorum at meetings of the Board

      The quorum necessary for the transaction of business at a meeting of the Board shall be two Directors.

19.   Meetings of the Board

      (a) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

      (b) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting, except that Directors may not participate in any meeting of the Board while present in the United States of America or its territories.

      (c) A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

20.   Unanimous written resolutions

      A resolution in writing signed by all the Directors or, for the avoidance of doubt, their respective Alternate Directors, if any, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director or such Director's alternate signs the resolution.

21.   Contracts and disclosure of Directors' interests

      (a) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorize a Director or Director's firm, partner or such company to act as Auditor of the Company.

      (b) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

      (c) Following a declaration being made pursuant to this Bye-law, the approval of a majority of disinterested Directors (as defined below) shall be required prior to the Company entering into any transaction with a Member or an Affiliate of any Member. For purposes of this Bye-law 21(c), a Director shall be deemed to be disinterested in a transaction provided such Director, any entity employing such Director and any Affiliate of such entity, is neither a party to such transaction nor will receive any benefit as a result of such transaction other than by virtue of his or its rights as a Member.

22.   Remuneration of Directors

      The remuneration, (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, General Meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

                                    OFFICERS

23.   Officers of the Company

      The Officers of the Company shall consist of a President, one or more Vice Presidents, a Secretary and such additional Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

24.   Appointment of Officers

      (a) The Board shall, as soon as possible after the statutory meeting and after each annual General Meeting elect one of its number to be President of the Company and another of its number to be Vice President.

      (b) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

25.   Remuneration of Officers

      The Officers shall receive such remuneration as the Board may from time to time determine in accordance with their employment contracts or otherwise.

26.   Duties of Officers

      The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

27.   Chairperson of meetings

      Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the President shall act as chairperson at all meetings of the Members and of the Board at which such person is present. In the absence of the President, a Vice President, if present, shall act as chairperson and in their absence, a chairperson shall be appointed or elected by those present at the meeting and entitled to vote.

28.   Register of Directors and Officers

      (a) The Board shall cause to be kept in one or more books at its registered office a Register of Directors and Officers and shall enter therein the following particulars with respect to each Director and the President, each Vice President and the Secretary, that is to say:

            (i)   first name and surname; and

            (ii)  address.

      (b) The Board shall, within the period of fourteen days from the occurrence of:

            (i) any change among its Directors and in the President, any Vice President or Secretary; or

            (ii) any change in the particulars contained in the Register of Directors and Officers, cause to be entered on the Register of Directors and Officers the particulars of such change and the date on which such change occurred.

      (c) The Register of Directors and Officers shall be open to inspection at the office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection.

                                     MINUTES

29.   Obligations of Board to keep minutes

      The Board shall cause minutes to be duly entered in books provided for the purpose:

      (a)   of all elections and appointments of Officers;

      (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

      (c) of all resolutions and proceedings of General Meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

                                    INDEMNITY

30.   Indemnification of Directors and Officers of the Company

      The Directors, Secretary and other Officers of the Company and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any willful negligence, willful default, fraud or dishonesty which may attach to any of said persons.

31.   Waiver of claim by Member

      Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any willful negligence, willful default, fraud or dishonesty which may attach to such Director or Officer.

                                    MEETINGS

32.   Notice of annual General Meeting

      (a) The annual General Meeting of the Company shall be held in each year other than the year of incorporation at such time and place outside the United States or its territories as the President or any two Directors or any Director and the Secretary or the Board shall appoint. At least 5 days' notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

      (b) Notwithstanding any other provisions of these Bye-laws, in addition to any other applicable requirements, in order for a resolution to be properly moved by shareholders in accordance with the Act and these Bye-laws at an annual general meeting of shareholders where such business is not brought by or at the direction of the Board, such resolution may be introduced by such shareholders at such meeting only if prior written notice thereof is given by such shareholders to the Secretary of the Company at the Company's registered office setting forth as to each matter such shareholders propose to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of such shareholder; (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder; (iv) a description of all arrangements or understandings between such shareholder and any other person (including his or her name and address) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business; and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. The Chairman of an annual general meeting may, if the facts warrant, determine and declare that any business was not properly brought before the meeting and such business will not be transacted.

33.   Notice of Special General Meeting

      The President or any two Directors or any Director and the Secretary or the Board may convene a special General Meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than 5 days' notice which shall state the time, place and the general nature of the business to be considered at the meeting.

34.   Accidental omission of notice of General Meeting

      The accidental omission to give notice of a General Meeting to, or the non-receipt of notice of a General Meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

35.   Meeting called on requisition of Members

      Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at General Meetings of the Company, forthwith proceed to convene a special General Meeting of the Company and the provisions of section 74 of the Act shall apply. Notwithstanding any other provisions of these Bye-laws, not less than 60 nor more than 90 days notice shall be given of any special general meeting properly requisitioned by shareholders in accordance with the Act and these Bye-laws holding at least 10% of the outstanding paid up share capital of the Company.

36.   Short notice

      A General Meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (a) all the Members entitled to attend and vote thereat in the case of an annual General Meeting; and (b) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special General Meeting.

37.   Postponement of meetings

      The Board may postpone any General Meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under Bye-law
36) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

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

38.   Quorum for General Meeting

      At any General Meeting of the Company, two persons present in person and throughout the meeting representing in person or by proxy more than 50% of the total issued shares in the Company entitled to vote on the matters to be considered by the meeting shall form a quorum for the transaction of business. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting shall stand adjourned to the same day two weeks later, at the same time and place or to such other day, time or place as the Board may determine. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

39.   Adjournment of meetings

      The chairperson of a General Meeting may, with the consent of the Members at any General Meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

40.   Attendance at meetings

      Members may participate in any General Meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting except that Members may not participate in any General Meeting while present in the United States or its territories.

41.   Written resolutions

      A resolution in writing signed by all of the Members, which may be in counterparts, shall be as valid as if it had been passed by a General Meeting duly called and constituted, such resolution to be effective on the date on which the last Member signs the resolution.

42.   Attendance of Directors

      The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any General Meeting.

43.   Voting at meetings

      (a) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any General Meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

      (b) (1) Notwithstanding any other provisions of these Bye-laws to the contrary, the Company may authorize or effect any amalgamation or other reorganization of the Company with or into any Person (other than an amalgamation pursuant to Section 107 of the Act) in a General Meeting only upon the affirmative vote of a majority of all issued and outstanding capital shares of the Company.

            (2) Notwithstanding any other provisions of these Bye-laws to the contrary, the Company may (i) authorize or effect any acquisition or disposition of all or substantially all of the assets of the Company; (ii) authorize or effect the liquidation, dissolution or winding-up of the Company or (iii) amend, alter or repeal any provision of this Bye-law 43 in a General Meeting only upon the affirmative vote of a majority of the voting rights attached to all issued and outstanding capital shares of the Company entitled to vote thereon in accordance with these Bye-Laws.

            (3) Notwithstanding any other provisions of these Bye-laws to the contrary, a Director may only be removed for cause, and Bye-laws 12, 15, 32, 35, 43(b)(3) and 46A may, in each case, only be amended or repealed in a general meeting upon the affirmative vote of 66-2/3% of the voting rights attached to all of the issued and outstanding capital shares of the Company.

            (4) Notwithstanding any other provisions of these Bye-laws to the contrary, with respect to any matter required to be submitted to a vote of the shareholders of Renaissance Reinsurance Ltd. ("Renaissance Reinsurance"), the Company shall be required to submit a proposal relating to such matters to the shareholders of the Company and shall vote all the shares of Renaissance Reinsurance owned by the Company in accordance with and proportional to such vote of the Company's shareholders; provided, however, that the Board shall not be required to submit such a proposal contemplated by this Bye-law 43(b)(3) to the shareholders of the Company at such time as Renaissance Reinsurance shall no longer be a subsidiary of the Company or no Diluted Voting Shares shall be outstanding.

      (c) No Member shall be entitled to vote at any General Meeting unless such Member has paid all the calls on all shares held by such Member.

44.   Voting on show of hands

      At any General Meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote per share and shall cast such vote by raising his or her hand.

45.   Decision of chairperson

      At any General Meeting a declaration by the chairperson of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, or an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

46.   Demand for a poll

      (a) Notwithstanding the provisions of the immediately preceding two Bye-laws, at any General Meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:

            (i)   the chairperson of such meeting; or

            (ii) at least three Members present in person or represented by proxy; or

            (iii) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

            (iv) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

(b) Where, in accordance with the provisions of subparagraph (a) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in paragraph (d) of this Bye-law or in the case of a General Meeting at which one or more Members are present by telephone in such manner as the chairperson of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

      (c) A poll demanded in accordance with the provisions of subparagraph (a) of this Bye-law, for the purpose of electing a chairperson or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the chairperson may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

      (d) Where a vote is taken by poll each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record her or his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairperson for the purpose and the result of the poll shall be declared by the chairperson.

46A.  Excess Shares

      Notwithstanding anything else in these Bye-laws to the contrary:

      (a) Other than as provided herein, no Person other than a Permitted Person shall be permitted to own or control shares in the Company (including as a result of the repurchase of shares by the Company) to the extent that such holder or any other Person will be considered to own or control Controlled Shares (as defined below), as the Board may determine in its sole discretion, which represent in excess of 9.9% of the voting rights attached to all of the issued and outstanding capital shares of the Company, nor shall any Person be permitted to own or control Controlled Shares if the result thereof would be to render such Person or any other Person other than a Permitted Person a Ten Percent Shareholder. In accordance with the foregoing, the Company may decline to register any transfer of its capital shares (including its public shares) if such transfer, in the discretion of the Board, would cause the transferee or any other Person (other than a Permitted Person) to own or control

Controlled Shares representing more than 9.9% of the voting rights attached to all of the issued and outstanding capital shares of the Company.

      (b) To the extent that, for any reason whatsoever and by any means howsoever, a Person other than a Permitted Person, whether or not an existing Member of the Company, shall be deemed by the Board in its sole discretion to own or control Controlled Shares which represent in excess of 9.9% of the voting rights attached to all of the issued and outstanding capital shares of the Company, then all shares which such person may Own or Control which carry in excess of 9.9% of all of the issued and outstanding capital shares of the Company shall carry no voting rights whatsoever, and shall be discounted in respect of such Member for the purpose of the calculation of any vote which may or which is required to be taken at any general meeting of the Company for any purpose. The Controlled Shares of such Member which represent in excess of 9.9% of the voting rights attached to all of the issued and outstanding capital shares of the Company shall be allocated for voting purposes to all the other Members of the Company pro rata to the common shareholdings of such other Members; provided, however, that no other Member other than a Permitted Person shall be allocated voting rights pursuant to this sentence if to do so would render such other Member a Ten Percent Shareholder. In the event that a reallocation of voting rights pursuant to this Bye-law would result in the creation of additional Ten Percent Shareholders, the reallocation to be made shall only be made to such Members (other than Permitted Persons) who, after the re-allocation, would not be Ten Percent Shareholders. Notwithstanding the foregoing, after having applied the provisions hereof as best as it considers reasonably practicable, the Board may make such adjustments to the voting rights conferred by the Controlled Shares of any Person (other than a Permitted Person) that the Board shall consider fair and reasonable under all the applicable facts and circumstances to ensure that such Controlled Shares represent no more than 9.9% of the aggregate voting rights of all of the outstanding capital shares of the Company at any time.

      (c) With respect to Bye-Law 46A(a) and (b), such provisions shall not operate unless there are at least eleven (11) Members of the Company.

      (d) Notwithstanding anything to the contrary in this Bye-law 46A, the Board may waive the restrictions set forth in this Bye-law 46A, on a case by case basis, in its sole and absolute discretion. Further, the Board may designate the Company's Chief

Executive Officer to exercise its authority to decline to register transfers or to limit voting rights as described above, or to take any other action, for as long as such officer is also a director.

      (e) The Board may, by notice in writing, require any Member or prospective acquiror of capital shares of the Company (including its publicly held capital shares) to provide, within not less than ten (10) business days, complete and accurate information to the Company's registered office or such other place as the Board may reasonably designate, information including: (i) the number of capital shares of the Company in which such Person is legally or beneficially interested; (ii) the Persons who are beneficially interested in capital shares of the Company in respect of which such Person is the registered holder; (iii) the relationship, association or affiliation of such Person with any other Member or Person whether by means of common control or ownership or otherwise; or (iv) any other facts or matters which the Board may consider relevant to the determination of the number of Controlled Shares attributable to any Person. If any Member or prospective acquiror of capital shares of the Company does not respond to any notice given pursuant to this Bye-law within the time specified in such notice, or the Board shall have reason to believe that any information provided in relation thereto is incomplete or inaccurate, the Board may determine in its sole and absolute discretion that the votes attaching to any capital shares of the Company registered in the name of such Member or prospective acquiror shall be disregarded for all purposes until such time as a response (or additional response) to such notice reasonably satisfactory to the Board has been received as specified therein.

      (f) One of the purposes of the 9.9% limitation set forth in this Bye-law is to seek to lessen the likelihood the Company will be characterized as a foreign personal holding company or as a controlled foreign corporation within the meaning of the Internal Revenue Code of 1986 of the United States, as amended. Nevertheless, the Board will not be liable to the Company, its shareholders or any other person whatsoever for any errors in judgment made by it in interpreting or enforcing this Bye-law or in granting any waiver or waivers to the foregoing restrictions in any case so long as the Board shall have acted in good faith.

      (g) The restrictions on transfer authorized by this Bye-law 46A shall not be imposed in any circumstances in a way that would interfere with the settlement of trades or transactions in the Common Shares entered into through the facilities of the New York Stock Exchange, Inc.; provided, however, that the Company may decline to register transfers in accordance with these Bye-laws or resolutions of the Board after a settlement has taken place.

      (h) For purposes of this Bye-law 46A, the following terms shall have the following respective meanings:

      "Controlled Shares" in reference to any Person means: (i) all capital shares of the Company that such Person is deemed to own directly, indirectly or by attribution (within the meaning of Section 958 of the United States Internal Revenue Code of 1986, as amended) and (ii) all capital shares of the Company directly, indirectly or beneficially owned by such person within the meaning of section 13(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") (including any shares owned by a "group" of persons as so defined and including any capital shares that would otherwise be excluded by section 13(d) of the Exchange Act).

      "Permitted Person" means any of (i) Warburg, Pincus Investors, L.P., PT Investments, Inc. or United States Fidelity and Guaranty Company, or any of their respective affiliates; (ii) any person who directly or indirectly shall purchase and retain Controlled Shares from a Permitted Person representing more than 5.0% of the voting rights attached to all of the issued and outstanding capital shares of the Company; (iii) any person who shall purchase and retain Controlled Shares in a single transaction from any of Warburg, Pincus Investors, L.P., PT Investments, Inc., or United States Fidelity and Guaranty Company, or any of their respective affiliates (or from any combination of such Persons) representing in the aggregate more than 5.0% of the voting rights attached to all of the issued and outstanding capital shares of the Company; or (iv) any such other Person as the Board may designate, in its discretion, from time to time.

      "Person" means an individual, a partnership, a joint-stock company, a corporation, a trust or unincorporated organization, a limited liability company or a government or an agency or political subdivision thereof.

      "Ten Percent Shareholder" means a person who the Board determines, in its sole and absolute discretion, owns or controls Controlled Shares representing more than 9.9% of the total voting rights of all of the issued and outstanding capital shares of the Company."

47.   Seniority of joint holders voting

      In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

48.   Instrument of proxy

      The instrument appointing a proxy shall be in writing in the form, or as near thereto as circumstances admit, of Form "A" in the Appendix hereto under the hand of the appointor or of her or his attorney duly authorized in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorized officer or attorney. The decision of the chairperson of any General Meeting as to the validity of any instrument of proxy shall be final.

49.   Representation of corporations at meetings

      A corporation which is a Member may by written instrument authorize such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairperson of the meeting may accept such assurances as she or he thinks fit as to the right of any person to attend and vote at General Meetings on behalf of a corporation which is a Member.

                            SHARE CAPITAL AND SHARES

50.   Rights of shares

      (a) Subject to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company shall be divided into shares of two classes, being 225 million common shares of US$1.00 each (the "Common Shares") and 100 million preference shares of US$1.00 each (the "Preference Shares"), which shall have the rights, terms, restrictions and preferences set out in or determined in accordance with these Bye-laws.

      (b) The Common Shares shall be divided into 81,570,583 Full Voting Common Shares; 16,789,776 Diluted Voting Class I Common Shares; and 1,639,641 Diluted Voting Class II Common Shares. The Diluted Voting Class I Common Shares and the Diluted Voting Class II Common Shares shall have the rights, terms, restrictions and preferences as set forth in Schedule A to these Bye-laws, but otherwise the holders of Common Shares shall:

            (i)   be entitled to one vote per share;

            (ii) be entitled to such dividends as the Board may from time to time declare;

            (iii) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

            (iv) generally be entitled to enjoy all of the rights attaching to shares.

      (c) The Board is authorized, subject to limitations prescribed by law, to issue the Preference Shares in one or more series, and to fix the rights, preferences, privileges and restrictions thereof, including but not limited to dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences, and the number of shares constituting and the designation of any such series, without further vote or action by the shareholders.

      The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

      (i) The distinctive designation of that series and the number of Preference Shares constituting that series, which number (except as otherwise provided by the Board in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board;

      (ii) The rights in respect of dividends, if any, of such series of Preference Shares, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of shares of the Company, and whether such dividends shall be cumulative or non-cumulative;

      (iii) The voting powers, if any, of the holders of any series of Preference Shares generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preference Shares or all series of Preference Shares as a class, or together with the holders of any other class of the capital stock of the Company to elect one or more directors of the Company (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized directorships of the Company or a specified number or portion of directorships in addition to the then-existing number of authorized directorships of the Company), generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board adopted pursuant hereto;

      (iv) Whether the Preference Shares may be redeemed and, if so, the terms and conditions on which they may be redeemed (including, without limitation, the dates upon or after which they may be redeemed, which price or prices may be different in different circumstances or at different redemption dates), and whether they may be redeemed at the option of the Company, at the option of the holder, or at the option of both the Company and the holder;

      (v) The right, if any, of the holders of such series of Preference Shares to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Company and the terms and conditions of such conversion or exchange, including, without limitation, whether or not the number of shares of such other class or series into which shares of such series may be converted or exchanged shall be adjusted in the event of any share split, stock dividend, subdivision, combination, reclassification or other transaction or series of transactions affecting the class or series into which such series of Preference Shares may be converted or exchanged;

      (vi) The amounts, if any, payable upon the Preference Shares in the event of voluntary liquidation, dissolution or winding up of the Company in preference of shares of any other class or series or in the event of any merger or consolidation of or sale of assets by the Company;

      (vii) The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of Preference Shares; and

      (viii) Any other relative rights, preferences, limitations and powers of that series.

51.   Power to issue shares

      (a) Subject to these Bye-laws and to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine.

      (b) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

      (c) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

52.   Variation of rights and alteration of share capital

      (a) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate General Meeting of the holders of the shares of the class in accordance with Section 47 (7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

      (b) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

53.   Registered holder of shares

      (a) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

      (b) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

54.   Death of a joint holder

      Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

55.   Share certificates

      (a) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) with such legends as the Board sees fit, specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

      (b) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

56.   Calls on shares

      (a) With respect to any shares which are not fully paid, the Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on any such shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of any such share shall be jointly and severally liable to pay all calls in respect thereof.

      (b) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

57.   Forfeiture of shares

      (a) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form "B" in the Appendix hereto.

      (b) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

      (c) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

                               REGISTER OF MEMBERS

58.   Contents of Register of Members

      The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the following particulars:

      (a) the name and address of each Member, the number and, where appropriate, the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

      (b) the date on which each person was entered in the Register of Members; and

      (c) the date on which any person ceased to be a Member for one year after such person so ceased.

59.   Inspection of Register of Members

      The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection.

      The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

60.   Determination of record dates

      Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

      (a) determining the Members entitled to receive any dividend; and

      (b) determining the Members entitled to receive notice of and to vote at any General Meeting of the Company.

                               TRANSFER OF SHARES

61.   Instrument of transfer

      (a) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "C" in the

Appendix hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

      (b) The Board may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

62.   Restriction on transfer

      (a) The Board shall refuse to register a transfer unless all applicable consents, authorizations and permissions of any governmental body or agency in Bermuda have been obtained.

      (b) If the Board refuses to register a transfer of any share the Secretary shall, within 10 days after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

63.   Transfers by joint holders

      The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

                             TRANSMISSION OF SHARES

64.   Representative of deceased Member

      In the case of the death of a Member the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased Member's interest in the shares.

      Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorized to deal with the shares of a deceased Member.

65.   Registration on death or bankruptcy

      Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "D" in the Appendix hereto.

      On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the

      Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

66.   Declaration of dividends by the Board

      Subject to these Bye-laws, the Board may, in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

67.   Other distributions

      The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

68.   Reserve fund

      The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalizing dividends or for any other special purpose.

69.   Deduction of Amounts due to the Company

      The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls.

                                 CAPITALIZATION

70.   Issue of bonus shares

      (a) The Board may resolve to capitalize any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

      (b) The Company may capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                        ACCOUNTS AND FINANCIAL STATEMENTS

71.   Records of account

      The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

      (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

      (b) all sales and purchases of goods by the Company; and

      (c)   the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

72.   Financial year end

      The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

73.   Financial statements

      Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in General Meeting.

                                      AUDIT

74.   Appointment of Auditor

      Subject to Section 88 of the Act, at the annual General Meeting or at a subsequent special General Meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

75.   Remuneration of Auditor

      The remuneration of the Auditor shall be fixed by the Company in General Meeting or in such manner as the Members may determine.

76.   Vacation of office of Auditor

      If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a special General Meeting to fill the vacancy thereby created.

77.   Access to books of the Company

      The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

78.   Report of the Auditor

      (a) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

      (b) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in General Meeting.

      (c) The generally accepted auditing standards referred to in sub-paragraph
(b) of this Bye-law may be those of a country or jurisdiction other than Bermuda as shall be determined by the Board. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

                                     NOTICES

79.   Notices to Members of the Company

      A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, board, facsimile or other mode of representing words in a legible and non-transitory form.

80.   Notices to joint Members

      Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

81.   Service and delivery of notice

      Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

                               SEAL OF THE COMPANY

82.   The seal

      The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

83.   Manner in which seal is to be affixed

      The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, provided that any Director, or Officer, may affix the seal of the Company attested by such Director or Officer's signature only to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director or Officer.

                                   WINDING-UP

84.   Winding up/distribution by liquidator

      If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             ALTERATION OF BYE-LAWS

85.   Alteration of Bye-laws

      No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

                   SCHEDULE A TO AMENDED AND RESTATED BYE-LAWS

           DESIGNATIONS, NUMBER, VOTING POWERS; PREFERENCES AND RIGHTS
                                       OF
                      DILUTED VOTING CLASS I COMMON SHARES
                                       AND
                      DILUTED VOTING CLASS II COMMON SHARES

1.    Designation and Amount.

      The shares of each such series shall be designated (i) the Diluted Voting Class I Common Shares, par value $1.00 per share (the "Diluted Voting I Shares"), and (ii) the Diluted Voting Class II Common Shares, par value $1.00 per share (the "Diluted Voting II Shares"). The number of shares constituting the Diluted Voting I Shares shall be 4,199,191 shares. The number of shares constituting the Diluted Voting II Shares shall be 1,454,109 shares.

2.    General.

      Except as provided in items 3 and 4 below, each Diluted Voting I Share and each Diluted Voting II Share shall be entitled to the same rights, and be subject to the same restrictions, as the Full Voting Common Shares as set forth in these Bye-laws.

3.    Voting.

            A. Diluted Voting I Shares. Except as set forth below, holders of Diluted Voting I Shares shall be entitled to one vote for each Diluted Voting I Share held at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration and upon which such holder is entitled to vote in accordance with these Bye-Laws. Except as provided by law or these Bye-laws, holders of Diluted Voting I Shares shall vote together with the holders of Common Shares and Diluted Voting II Shares as a single class.

      Except as required by law and in respect of a vote contemplated by Bye-law 43(b)(1), each holder of issued and outstanding Diluted Voting I Shares shall be entitled to a fixed voting interest in the Company of up to 9.9% of all outstanding voting rights attached to the Common Shares, inclusive of the percentage interest in the Company represented by Controlled Common Shares (as defined below) owned by the holder thereof from time to time, but in no event greater than one vote for each Diluted Voting I Share so held, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration and upon which such holder is entitled to vote in accordance with these Bye-laws.

            B. Diluted Voting II Shares. Except as required by law and in respect of a vote contemplated by Bye-law 43(b)(1), holders of Diluted Voting II Shares shall be entitled to one-third of a vote for each Diluted Voting II Share held, provided, that in no event shall a holder of Diluted Voting II Shares have greater than 9.9% of all outstanding voting rights attached to the Common Shares, inclusive of the percentage interest in the Company represented by Controlled Common Shares, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration and upon which such holder is entitled to vote in accordance with these Bye-laws.

            Except as provided by law or these Bye-laws, holders of Diluted Voting II Shares shall vote together with the holders of Common Shares and Diluted Voting I Shares as a single class.

            C. As used herein, with respect to any holder of Diluted Voting Shares, "Controlled Common Shares" means Common Shares owned directly, indirectly or constructively by such holder within the meaning of Section 958 of the U.S. Internal Revenue Code of 1986, as amended, and applicable rules and regulations thereunder.

4.    Conversion.

      Following a sale, transfer, exchange or other disposition of any Diluted Voting I Shares or Diluted Voting II Shares by a holder thereof, the Diluted Voting I Shares and Diluted Voting II Shares are convertible into an equal number of Full Voting Common Shares on a one-for-one basis at the option of the purchaser or transferee thereof upon two days prior written notice to the Company.

                         APPENDIX - FORM A (Bye-law 48)



                                    P R 0 X Y

I
of
the holder of                        share in the above-named
Company hereby appoint .........................................................
or failing her or him...........................................................
or failing her or
him.............................................................................
as my proxy to vote on my behalf at the General Meeting of the Company to be
held on the           day of         , 19  and at any adjournment thereof.





Dated this        day of               , 19



*GIVEN under the seal of the company



*Signed by the above-named



 ..................................................



 ..................................................
Witness







*Delete as applicable.

                         APPENDIX - FORM B (Bye-law 57)

NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the ...... day of
 ........, 19.. last, in respect of the [number] share(s) [numbers in figures]
standing in your name in the Register of Members of the Company, on the ......
day of ........., 19.. last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of .............. per annum computed from the said ....... day of 19...
last, on or before the ....... day of ..............19... next at the place of business of the said Company the share(s) will be liable to be forfeited.

Dated this ....... day of .............., 19...

[Signature of Secretary]
By order of the  Board

                         APPENDIX - FORM C (Bye-law 61)

                          TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED .....................................................[amount]

                                                      [transferor]

hereby sell assign and transfer unto ...........................................

                                                      [transferee]

of ....................................................................[address]

                                                      [number of shares]

shares of

 ...............................................................[name of Company]

Dated ...................

                                                 (Transferor)

In the presence of:

 ....................
     (Witness)

                                                 (Transferee)

In the presence of:

 ...........................
           (Witness)

                         APPENDIX - Form D (Bye-law 65)

TRANSFER BY A PERSON BECOMING ENTITLED ON DEATH OF A MEMBER

I/We having become entitled in consequence of the death of [name of the deceased Member] to [number] share(s) numbered [number in figures] standing in the register of members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee her or his executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this ........ day of ..........., 19...

Signed by the above-named     )
[person or persons entitled]  )
in the presence of:           )



Signed by the above-named     )
[transferee]                  )
in the presence of:           )

                                TABLE OF CONTENTS

                                                                                          Page

Bye-Law

1.  Interpretation.........................................................................1
2.  Board of Directors.....................................................................3
3.  Management of the Company..............................................................3
4.  Power to appoint managing director or chief executive officer..........................3
5.  Power to appoint manager...............................................................3
6.  Power to authorize specific actions....................................................3
7.  Power to appoint attorney..............................................................4
8.  Power to delegate to a committee.......................................................4
9.  Power to appoint and dismiss employees.................................................4
10. Power to borrow and charge property....................................................4
11. Power to purchase shares of the Company................................................5
12. Election of Directors..................................................................5
13. Defects in appointment of Directors....................................................6
14. Alternate Directors....................................................................6
15. Removal of Directors...................................................................7
16. Vacancies on the Board.................................................................7
17. Notice of meetings of the Board........................................................8
18. Quorum at meetings of the Board........................................................8
19. Meetings of the Board..................................................................8
20. Unanimous written resolutions..........................................................8
21. Contracts and disclosure of Directors' interests.......................................9
22. Remuneration of Directors..............................................................9
23. Officers of the Company................................................................9
24. Appointment of Officers................................................................9
25. Remuneration of Officers...............................................................10
26. Duties of Officers.....................................................................10
27. Chairperson of meetings................................................................10
28. Register of Directors and Officers.....................................................10
29. Obligations of Board to keep minutes...................................................11
30. Indemnification of Directors and Officers of the Company...............................11
31. Waiver of claim by Member..............................................................12
32. Notice of annual General Meeting.......................................................12
33. Notice of Special General Meeting......................................................13
34. Accidental omission of notice of General Meeting.......................................13
35. Meeting called on requisition of Members...............................................13
36. Short notice...........................................................................13
37. Postponement of meetings...............................................................13
38. Quorum for General Meeting.............................................................14
39. Adjournment of meetings................................................................14
40. Attendance at meetings.................................................................14
41. Written resolutions....................................................................14
42. Attendance of Directors................................................................14
43. Voting at meetings.....................................................................15
44. Voting on show of hands................................................................16
45. Decision of chairperson................................................................16
46. Demand for a poll......................................................................16
46A. Excess Shares.........................................................................17
47. Seniority of joint holders voting......................................................21

                                      (i)

48. Instrument of proxy....................................................................21
49. Representation of corporations at meetings.............................................21
50. Rights of shares.......................................................................21
51. Power to issue shares..................................................................24
52. Variation of rights and alteration of share capital....................................25
53. Registered holder of shares............................................................25
54. Death of a joint holder................................................................25
55. Share certificates.....................................................................26
56. Calls on shares........................................................................26
57. Forfeiture of shares...................................................................26
58. Contents of Register of Members........................................................27
59. Inspection of Register of Members......................................................27
60. Determination of record dates..........................................................27
61. Instrument of transfer.................................................................27
62. Restriction on transfer................................................................28
63. Transfers by joint holders.............................................................28
64. Representative of deceased Member......................................................28
65. Registration on death or bankruptcy....................................................29
66. Declaration of dividends by the Board..................................................29
67. Other distributions....................................................................29
68. Reserve fund...........................................................................29
69. Deduction of Amounts due to the Company................................................29
70. Issue of bonus shares..................................................................30
71. Records of account.....................................................................30
72. Financial year end.....................................................................30
73. Financial statements...................................................................30
74. Appointment of Auditor.................................................................31
75. Remuneration of Auditor................................................................31
76. Vacation of office of Auditor..........................................................31
77. Access to books of the Company.........................................................31
78. Report of the Auditor..................................................................31
79. Notices to Members of the Company......................................................32
80. Notices to joint Members...............................................................32
81. Service and delivery of notice.........................................................32
82. The seal...............................................................................32
83. Manner in which seal is to be affixed..................................................32
84. Winding up/distribution by liquidator..................................................32
85. Alteration of Bye-laws.................................................................33


Schedule A to Amended and Restated Bye-Laws

                                      (ii)